                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                                  NEXMED, INC.

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I                           OFFICE

ARTICLE II               SHAREHOLDERS' MEETING
         Section 2.1     Annual Meetings
         Section 2.2     Special Meetings
         Section 2.3     Notice of Shareholders' Meeting
         Section 2.4     Place of Meeting
         Section 2.5     Record Date
         Section 2.6     Quorum
         Section 2.7     Voting
         Section 2.8     Proxies
         Section 2.9     Informal Action by Shareholders
         Section 2.10    Nominations and Shareholder Business

ARTICLE III              BOARD OF DIRECTORS
         Section 3.1     General Powers
         Section 3.2     Number, Tenure and Qualifications
         Section 3.3     Regular Meetings
         Section 3.4     Special Meetings
         Section 3.5     Quorum
         Section 3.6     Manner of Acting
         Section 3.7     Vacancies
         Section 3.8     Removals
         Section 3.9     Resignations
         Section 3.10    Presumptions of Assets
         Section 3.11    Compensation
         Section 3.12    Emergency Power
         Section 3.13    Chairman
         Section 3.14    Informal Action by Directors

ARTICLE IV               OFFICERS
         Section 4.1     Number
         Section 4.2     Election and Term of Office
         Section 4.3     Resignations
         Section 4.4     Removal
         Section 4.5     Vacancies

         Section 4.6     President
         Section 4.7     Vice-President
         Section 4.8     Secretary
         Section 4.9     Treasurer
         Section 4.10    General Manager
         Section 4.11    Other Officers
         Section 4.12    Salaries
         Section 4.13    Surety Bonds

ARTICLE V                COMMITTEES
         Section 5.1     Executive Committee
         Section 5.2     Other Committees

ARTICLE VI               CONTRACT, LOANS, CHECKS & DEPOSITS
         Section 6.1     Contracts
         Section 6.2     Loans
         Section 6.3     Deposits
         Section 6.4     Checks and Drafts
         Section 6.5     Bonds and Debentures

ARTICLE VII              CAPITAL STOCK
         Section 7.1     Certificates of Shares
         Section 7.2     Transfer of Shares
         Section 7.3     Transfer Agent and Registrar
         Section 7.4     Lost or Destroyed Certificates
         Section 7.5     Consideration for Shares
         Section 7.6     Registered Shareholders

ARTICLE VIII             INDEMNIFICATION
         Section 8.1     Indemnification
         Section 8.2     Other Indemnification
         Section 8.3     Insurance
         Section 8.4     Settlement by Corporation

ARTICLE IX               WAIVER OF NOTICE

ARTICLE X                AMENDMENTS

ARTICLE XI               FISCAL YEAR

ARTICLE XII              DIVIDENDS

ARTICLE XIII             CORPORATE SEAL

ARTICLE XIV              RIGHTS AND POWERS

                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                                  NEXMED, INC.

                                    ARTICLE I

                                     OFFICE

         Section 1.1 Office. The Corporation shall maintain such offices, within or without the State of Nevada, as the Board of Directors may designate. The Board of Directors has the power to change the location of the principal office.

                                   ARTICLE II
                              SHAREHOLDERS' MEETING

         Section 2.1 Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of Nevada as shall be set forth in compliance with these Amended and Restated By-Laws. Such annual meeting shall be held on such date and at such time as the Board of Directors shall each year fix.

         Section 2.2 Special Meetings. Special meetings of shareholders may be called in accordance with Article Fourth (B) of the Amended and Restated Articles of Incorporation of the Corporation.

         Section 2.3 Notice of Shareholders' Meetings. The Secretary shall given written notice stating place, date and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, which notice shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholders at his address as it appears on the books of the Corporation, with postage thereon prepaid.

         Section 2.4 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate the place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

         Section 2.5 Record Date. The Board of Directors may fix a date not less than ten (10) nor more than sixty (60) days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meetings of the shareholders. The transfer books may be closed by the Board of Directors for a stated period not to exceed sixty (60) days for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose.

         Section 2.6 Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum is established, shareholders present at a duly organized meeting may continue to transact business until adjournment, even if shareholders withdraw their shares in such number that less than a quorum remain.

         Section 2.7 Voting. A holder of an outstanding share entitled to vote may vote at a meeting in person or by proxy. Except as may otherwise be provided in the Articles of Incorporation, every shareholder shall be entitled to one (1) vote for each voting share standing in his name on the record of shareholders. Except as herein or in the Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

         Section 2.8 Proxies. At any meeting of shareholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. No proxy is valid after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven (7) years from the date of its creation. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

         Section 2.9 Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

         Section 2.10  Nominations and Shareholder Business.

              (a) Annual Meetings of the Shareholders

                   (1) Nominations of person for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of the shareholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.10(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.10(a).

                   (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph
(a)(1) of this Section 2.10, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty
(60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

              (b) General.

                   (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.10 and, if any proposed nomination or business is not in compliance with this Section 2.10, to declare that such defective nomination or proposal be disregarded.

                   (2) Notwithstanding the foregoing provisions of this Section 2.10, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors shall have the power to make, modify, amend, or repeal the By-Laws of the Corporation. The Board of Directors may adopt rules, regulations and policies for the conduct of their meetings and the management of the Corporation, as they deem proper.

         Section 3.2 Number, Tenure, and Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. Unless a larger number is required by the laws of the State of Nevada or the Articles of Incorporation of the Corporation or until changed in the manner provided in the Articles of Incorporation, the Board of Directors of the Corporation shall consist of at least three (3) and not more than twelve
(12) individuals who shall be elected at the annual meeting of stockholders of the Corporation as provided in the Articles of Incorporation.

         Section 3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law, immediately following after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than this resolution.

         Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or by one-third (1/3) of the Directors. The Secretary shall give notice of the time, place, and purpose or purposes of each special meeting by mailing the same at least two (2) days before the meeting or by telephoning or telegraphing the same at least one (1) day before the meeting to each Director.

         Section 3.5 Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, and adjourned, without further notice. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted.

         Section 3.6 Manner of Acting. At all meetings of the Board of Directors, each Director shall have one (1) vote. The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present. Any action required to be taken or which may be taken at a meeting of the Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the Directors. At any meeting, at which every Director shall be present, even though without notice, any business may be transacted. The Directors may conduct a meeting by means of a conference telephone or any similar communications equipment by which all persons participating in the meeting can hear one another and such participation shall constitute presence at a meeting.

         Section 3.7 Vacancies. Vacancies in the Board of Directors of the Corporation shall be filled in accordance with Article Sixth (B) of the Amended and Restate Articles of Incorporation of the Corporation.

         Section 3.8 Removals. Any director may be removed from the Board of Directors of the Corporation by the vote or written consent of shareholders representing not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote.

         Section 3.9 Resignations. A Director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. Any resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the

Board of Directors has not acted thereon within ten (10) days from the date of its delivery, the resignation shall upon the tenth (10th) day be deemed accepted.

         Section 3.10 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         Section 3.11 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

         Section 3.12 Emergency Power. When, due to a national disaster or death, a majority of the Directors are incapacitated or otherwise unable to attend meetings and functions as Directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board and, for the purpose of doing business and filling vacancies, shall constitute a quorum until such times as all Directors can attend or vacancies can be filled pursuant to these Amended and Restated By-Laws.

         Section 3.13 Chairman. The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

         Section 3.14 Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.

                                   ARTICLE IV
                                    OFFICERS

         Section 4.1 Number. The officers of the Corporation shall be a President, one (1) or more Vice-Presidents, a Secretary, and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President, Secretary and Treasurer. Officers may or may not be Directors or shareholders of the Corporation.

         Section 4.2 Election and Term of Office. The officers of the Corporation are to be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 4.3 Resignations. Any officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless other specified therein, such resignation shall take effect upon delivery.

         Section 4.4 Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the officer in question if he is also a Director.

         Section 4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 4.6 President. The President shall be the chief executive and administrative officer of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over its several officers. He may appoint officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Amended and Restated By-Laws.

         Section 4.7 Vice-President. The Vice-President shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence or disability of the President, the Vice-President designated by the Board or the President shall perform the duties and exercise the powers of the President. In the event there is more than one

(1) Vice-President and the Board of Directors has not designated which Vice-President is to act as President, then the Vice-President who was elected first shall act as President. A Vice-resident may sign and execute contracts and other obligations pertaining to the regular course of his duties.

         Section 4.8 Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of shareholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of the Director. He may sign or execute contracts with the President or a Vice-President thereunto authorized in the name of the Company and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Amended and Restated By-Laws. He shall be sworn to the faithful discharge of his duties. Assistant Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.

         Section 4.9 Treasurer. The Treasurer shall have general custody of the collection and disbursements of funds of the Corporation. He shall endorse on behalf of the Corporation for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President, or such persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all monies received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any Director of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Amended and Restated By-Laws.

         Section 4.10 General Manager. The Board of Directors may employ and appoint a General Manager who may, or may not, be one of the officers or Directors of the Corporation. If employed by the Board of Directors, he shall be the chief operating officer of the Corporation and, subject to the directions of the Board of Directors, shall have general charge of the business operations of the Corporation and general supervision over its employees and agents. He shall have the exclusive management of the business of the Corporation and of all of its dealings, but at all times subject to the control of the Board of Directors. Subject to the approval of the Board of Directors or the executive committee, he shall employ all employees of the Corporation, or delegate such employment to subordinate officers, or such division officers, or such division chiefs, and shall have authority to discharge any person so employed. He shall make a report to the President and Directors quarterly, or more often if required to do so, setting forth the results of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the Corporation, and to perform such other duties as the Board of Directors shall require.

         Section 4.11 Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

         Section 4.12 Salaries. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers of agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the Corporation.

         Section 4.13 Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation which may come into his hands.

                                    ARTICLE V
                                   COMMITTEES

         Section 5.1 Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two (2) nor more than seven (7) members, one (1) of whom shall be the President, and shall designate one (1) or more of its members as alternatives to serve as a member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

         Section 5.2 Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two (2) Directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors. A majority of the members of any committee may fix its rules of procedure.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 6.1 Contracts. The Board of Directors may authorize any officer or officers, agents or agent, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 6.2 Loans. No loan or advances shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

         Section 6.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized to do so by the Board of Directors.

         Section 6.4 Checks and Drafts. All notes, drafts, acceptances, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

         Section 6.5 Bonds and Debentures. Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice-President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other Trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

                                   ARTICLE VII
                                  CAPITAL STOCK

         Section 7.1 Certificate of Share. The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President or the Vice-President, and by the Secretary, or an Assistant Secretary, and sealed with the seal of the Corporation or a facsimile. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribed.

         Section 7.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         Section 7.3 Transfer Agent and Registrar. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

         Section 7.4 Lost or Destroyed Certificates. The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The

Board of Directors may require the owner of such a certificate or his legal representatives to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation and its transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

         Section 7.5 Consideration for Shares. The capital stock of the Corporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.

         Section 7.6 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound or obligated to recognize any equitable or other claim to or on behalf of the Corporation, any and all the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to tome, may confer like powers upon any other person or persons.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Section 8.1 Indemnification. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a director or officer of the Corporation, or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; including power to defend such person from all suits as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its Directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

         Section 8.2 Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, By-law, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 8.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article VIII or Section
78.751 of the Nevada Revised Statutes.

         Section 8.4 Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

                                   ARTICLE IX
                                WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Amended and Restated By-Laws or under the provisions of the Nevada Revised Statues, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the legality of that meeting.

                                    ARTICLE X
                                   AMENDMENTS

         Amendment of these Amended and Restated By-Laws of the Corporation shall be in accordance with Article Seventh of the Amended and Restated Articles of Incorporation of the Corporation.

                                   ARTICLE XI
                                   FISCAL YEAR

         The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

                                   ARTICLE XII
                                    DIVIDENDS

         The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the surplus of the Corporation.

                                  ARTICLE XIII
                                 CORPORATE SEAL

         The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation.

                                   ARTICLE XIV
                                RIGHTS AND POWERS

         The Corporation, Board, officers, and shareholders shall have the rights and powers provided for in law whether or not specifically provided for in these Amended and Restated By-Laws.

                                  CERTIFICATION

         The undersigned, being the duly empowered Secretary of the Corporation, hereby certifies that these Amended and Restated By-Laws were adopted by the Board of Directors of the Corporation on February 4, 2002.

                                            /s/ Vivian H. Liu
                                            -----------------
                                            Secretary